Lee Keeling and Associates, Inc.

Petroleum Consultants

First Place Tower
15 East Fifth Street • Suite 3500
Tulsa, Oklahoma 74103-4350
(918) 587-5521 • Fax: (918) 587-2881
www.lkaengineers.com

March 15, 2013

New Concept Energy, Inc.
1603 LBJ Freeway, Suite 300
Dallas, Texas 75234

Attn: Mr. Gene Bertcher
Chief Executive Officer

Re: Estimated Reserves and Future Net Revenue
Proved Producing and Undeveloped Reserves
Oil and Gas Properties Owned by
Mountaineer State Energy Inc.

Gentlemen:

In accordance with your request, we have prepared an estimate of net proved producing, non-producing, and undeveloped reserves and the future net revenue to be realized from the interests owned by Mountaineer State Energy Inc. (Mountaineer) in oil and gas properties located in the states of Ohio and West Virginia. Our estimate includes all of Mountaineer's net reserves. The effective date of this estimate is December 31, 2012, and the results are summarized as follows:

RESERVE CLASSIFICATION	ESTIMATED REMAINING NET RESERVES Oil (BBLS)	Gas (MCF)	FUTURE NET REVENUE TOTAL ($)	Present Worth Disc. @ 10% ($)
Proved Developed				
Producing	35,161	418,026	2,803,301	1,921,739
Behind Pipe	-	175,000	631,767	370,866
Sub-Total	35,161	593,026	3,435,068	2,292,605
Proved Undeveloped				
Primary	68,471	2,255,972	12,995,997	8,431,695
Total All Reserves	103,632	2,848,998	16,431,065	10,724,300

Note: Totals may not agree with schedules due to roundoff.

Future net revenue is the amount, exclusive of state and federal income taxes, which will accrue to the subject interests from continued operation of the properties to depletion. It should not be construed as a fair market or trading value.

No attempt has been made to determine whether the wells and facilities are in compliance with various governmental regulations, nor have costs been included in the event they are not.

This report consists of various summaries. Schedule No. 1 presents summary forecasts by reserve type of annual gross and net production, severance and ad valorem taxes, operating income and net revenue. Schedule No. 2 is a sequential listing of the forecast entities based on discounted future net revenue. A one-line alphabetical listing of the forecast entities is presented on Schedule No. 3. Supplemental data, presented as Schedule No. 4, includes the individual cash flows for the various entities. These are accompanied by production decline curves that show our projections of future producing rates.

BACKGROUND

This estimate is concerned with approximately one hundred ten (110) gas and oil wells of which one hundred two (102) were selling gas with eight (8) producing oil on the effective date. Several additional wells are shut-in. These wells are located in two Ohio counties, Athens and Meigs, and the three West Virginia counties of Calhoun, Jackson and Roane. Composite production decline curves have been prepared of gas production (sales) for each of the five counties. These composite decline curves are the "forecast entities" referred to in the preceding paragraphs. Individual production decline curves with cash flows for the eight recently completed Berea oil wells are also included.

CLASSIFICATION OF RESERVES

Reserves assigned to the various wells have been classified as "proved developed" and "proved undeveloped" in accordance with the definitions of the proved reserves as promulgated by the Securities and Exchange Commission (SEC). These are as follows:

Proved Developed Oil and Gas Reserves are reserves that can be recovered with reasonable certainty through existing wells with existing equipment and operating methods. Additional oil and gas to be recovered through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery should be included as "proved developed reserves" only after testing by a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.

Proved Undeveloped Oil and Gas Reserves are reserves to be recovered with reasonable certainty from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion. Reserves on undrilled acreage shall be limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation. Under no circumstances should estimates for proved undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Proved Developed Oil and Gas Reserves are further divided into "proved developed producing" and "proved developed behind pipe" reserves. These are defined as follows:

Proved Developed Producing Reserves are those reserves expected to be recovered from currently producing zones under continuation of present operating methods.

Proved Developed Behind-Pipe Reserves are those reserves currently behind the pipe in existing wells that are considered proved by virtue of successful testing or production in offsetting wells.

ESTIMATION OF RESERVES

All of Mountaineer's active gas wells have been producing for a considerable length of time and all have well-defined production declining trends. Reserves attributable to these wells were based upon extrapolation of these decline trends to an economic limit. Reserves attributable to the oldest of the Berea oil wells were estimated by extrapolation of the production decline trend to the economic limit.

Reserves anticipated from newer wells, behind pipe and/or undeveloped locations were based upon analogy with nearby wells which are producing from the same horizons in the respective areas.

Our estimate of reserves used all methods and procedures considered necessary, under the circumstances, to prepare this report.

FUTURE NET REVENUE

Oil and Gas Income

Income from the recovery and sale of the estimated gas reserves was based on the average of prices received on the first day of each month in 2012 as provided by the staff of Mountaineer. Gas was being sold in both Ohio and West Virginia under contract, and the price used was $4.53 per MCF in Ohio and $4.91 per MCF for gas sold in West Virginia. These prices were held constant, but provisions were made for state severance and ad valorem taxes.

Income from oil sales was also based on the average of prices received the first day of each month in 2012. This price supplied by Mountaineer was $90.58 per barrel and held constant with provisions for state severance and ad valorem taxes. It was also adjusted for historical differences between this price and actual field prices.

Projected produced gas volumes from West Virginia wells were reduced to sales volumes based on actual shrinkage data as provided by Mountaineer.

Operating Expenses

Anticipated monthly expenses were based on actual expenses incurred in 2012 as supplied by Mountaineer. Expenses were not escalated but held constant for the various recovery periods

Future Expenses

As provided by Mountaineer, provisions have been made for future expenses required for drilling and completion of wells drilled to capture the proved undeveloped reserves. These costs have been held constant from current estimates.

GENERAL

The assumptions, data, methods and procedures used are appropriate for the purpose served by the report.

Information upon which this estimate of net reserves and future net revenue has been based was furnished by the staff of Mountaineer or was obtained by us from outside sources we consider to be reliable. This information is assumed to be correct. No attempt has been made to verify title or ownership of the subject properties. Wells were not inspected by a representative of this firm, nor were they tested under our supervision; however, the performance of the majority of the wells was discussed with the employees of Mountaineer.

This report has been prepared utilizing methods and procedures regularly used by petroleum engineers to estimate oil and gas reserves for properties of this type and character. The recovery of oil and gas reserves and projection of producing rates are dependent upon many variable factors including prudent operation, compression of gas when needed, market demand, installation of lifting equipment, and remedial work when required. The reserves included in this report have been based upon the assumption that the wells will be operated in a prudent manner under the same conditions existing on the effective date. Actual production results and future well data may yield additional facts, not presently available to us, which may require an adjustment to our estimates.

The projection of cash flow has been made assuming constant prices. There is no assurance that prices will not vary. For this reason and those listed in the previous paragraph, the future net cash from the sale of production from the subject properties may vary from the estimates contained in this report.

The information developed during the course of this investigation, basic data, maps and worksheets showing recovery determinations are available for inspection in our office.

We appreciate this opportunity to be of service to you.

Very truly yours,

Lee Keeling and Associates, Inc.
LEE KEELING AND ASSOCIATES, INC.

LKA7310

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
ALL PROVED RESERVES

DATE : 03/15/2013
TIME : 10:07:22
DBS : 7310MountaineerSt
SETTINGS : LKA0113
SCENARIO : LKA0113

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 12/31/2012

--END-- MO-YEAR	GROSS OIL PRODUCTION MBBLS	GROSS GAS PRODUCTION MMCF	NET OIL PRODUCTION MBBLS	NET GAS PRODUCTION MMCF	NET OIL PRICE $/BBL	NET GAS PRICE $/MCF	NET OIL SALES M$	NET GAS SALES M$	TOTAL NET SALES M$
12-2013	9.746	297.529	8.050	256.792	90.580	4.716	729.162	1211.000	1940.161
12-2014	23.400	438.245	20.103	380.706	90.580	4.766	1820.946	1814.628	3635.574
12-2015	17.677	485.337	15.161	422.403	90.580	4.797	1373.314	2026.142	3399.456
12-2016	12.351	483.045	10.460	420.734	90.580	4.839	947.432	2036.006	2983.438
12-2017	9.415	703.333	8.011	613.733	90.580	4.893	725.640	3002.972	3728.613
12-2018	7.457	402.158	6.498	350.393	90.580	4.885	588.596	1711.651	2300.247
12-2019	6.456	220.003	5.467	151.944	90.580	4.870	495.238	934.841	1430.079
12-2020	5.582	93.727	4.719	80.786	90.580	4.827	427.452	389.931	817.382
12-2021	4.917	19.477	4.151	15.918	90.580	4.530	375.960	72.107	448.067
12-2022	4.393	17.742	3.704	14.484	90.580	4.530	335.502	65.613	401.115
12-2023	3.971	16.315	3.344	13.307	90.580	4.530	302.869	60.281	363.151
12-2024	3.622	15.118	3.047	12.322	90.580	4.530	275.989	55.818	331.807
12-2025	3.329	14.098	2.798	11.484	90.580	4.530	253.463	52.021	305.484
12-2026	3.080	13.217	2.587	10.761	90.580	4.530	234.313	48.749	283.062
12-2027	2.775	12.197	2.325	9.973	90.580	4.530	210.606	45.180	255.786
S TOT	118.270	3232.440	100.425	2805.740	90.580	4.821	9096.481	13526.940	22622.418
AFTER	3.665	49.438	3.207	43.258	90.580	4.530	290.501	195.959	486.459
TOTAL	121.935	3281.877	103.632	2848.998	90.580	4.817	9386.982	13722.899	23109.878

--END-- MO-YEAR	AD VALOREM TAX M$	PRODUCTION TAX M$	DIRECT OPER EXPENSE M$	INTEREST PAID M$	CAPITAL REPAYMENT M$	EQUITY INVESTMENT M$	FUTURE NET CASHFLOW M$	CUMULATIVE CASHFLOW M$	CUM. DISC. CASHFLOW M$
12-2013	71.716	12.174	485.060	0.000	0.000	552.000	819.212	819.212	776.888
12-2014	79.121	9.429	467.260	0.000	0.000	1462.000	1617.764	2436.976	2151.129
12-2015	60.857	4.355	409.260	0.000	0.000	342.000	2582.984	5019.960	4184.334
12-2016	41.457	2.800	280.760	0.000	0.000	1026.000	1632.421	6652.381	5370.882
12-2017	34.189	1.330	101.910	0.000	0.000	0.000	3601.183	10253.564	7716.949
12-2018	20.291	1.097	98.910	0.000	0.000	0.000	2179.949	12433.514	9008.330
12-2019	17.521	0.935	95.910	0.000	0.000	0.000	1315.713	13749.227	9717.177
12-2020	15.442	0.816	91.410	0.000	0.000	0.000	709.714	14458.941	10066.651
12-2021	13.821	0.725	86.160	0.000	0.000	0.000	347.361	14806.302	10221.156
12-2022	12.518	0.652	86.160	0.000	0.000	0.000	301.785	15108.087	10343.186
12-2023	11.447	0.593	86.160	0.000	0.000	0.000	264.950	15373.037	10440.582
12-2024	10.550	0.545	86.160	0.000	0.000	0.000	234.552	15607.589	10518.965
12-2025	9.788	0.503	86.160	0.000	0.000	0.000	209.033	15816.622	10582.470
12-2026	9.132	0.468	86.160	0.000	0.000	0.000	187.302	16003.924	10634.200
12-2027	8.541	0.426	83.660	0.000	0.000	0.000	163.160	16167.084	10675.203
S TOT	406.390	35.848	2631.100	0.000	0.000	3382.000	16167.084	16167.084	10675.203
AFTER	22.635	1.842	198.800	0.000	0.000	0.000	263.982	16431.066	10724.297
TOTAL	429.026	37.690	2829.900	0.000	0.000	3382.000	16431.066	16431.066	10724.297

	OIL	GAS
GROSS WELLS	18.0	88.0
GROSS ULT., MB & MMF	126.326	13233.900
GROSS CUM., MB & MMF	4.391	9952.023
GROSS RES., MB & MMF	121.935	3281.877
NET RES., MB & MMF	103.632	2848.999
NET REVENUE, M$	9386.981	13722.900
INITIAL PRICE, $	90.580	4.851
INITIAL W.I., PCT.	82.594	87.500

LIFE, YRS.	31.17
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.40
DISCOUNTED PAYOUT, YRS.	0.41
UNDISCOUNTED NET/INVEST.	5.86
DISCOUNTED NET/INVEST.	4.81
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	98.767

P.W. %	P.W., M$
5.00	13082.734
10.00	10724.299
15.00	8989.840
20.00	7671.737
25.00	6643.848
30.00	5825.310
40.00	4616.491
60.00	3373.656
80.00	2371.741
100.00	1875.959

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED DEVELOPED PRODUCING RESERVES

DATE : 03/15/2013
TIME : 16:07:21
DBS : 7310MountaineerSt
SETTINGS : LKA0113
SCENARIO : LKA0113

R E S E R V E S A N D E C O N O M I C S

AS OF DATE: 12/31/2012

--END-- MO-YEAR	GROSS OIL PRODUCTION --MBBLS--	GROSS GAS PRODUCTION --MMCF--	NET OIL PRODUCTION --MBBLS--	NET GAS PRODUCTION --MMCF--	NET OIL PRICE --$/BBL--	NET GAS PRICE --$/MCF--	NET OIL SALES --M$--	NET GAS SALES --M$--	TOTAL NET SALES --M$--
12-2013	8.139	156.102	6.644	133.043	90.580	4.624	601.802	615.205	1217.007
12-2014	5.377	127.484	4.333	108.790	90.580	4.589	392.510	499.237	891.748
12-2015	4.108	100.647	3.289	85.799	90.580	4.530	297.934	388.670	686.604
12-2016	3.347	59.356	2.668	50.007	90.580	4.530	241.677	226.531	468.208
12-2017	2.833	7.820	2.252	5.159	90.580	4.530	203.978	23.372	227.350
12-2018	2.461	6.868	1.952	4.515	90.580	4.530	176.818	20.451	197.269
12-2019	2.179	6.129	1.725	4.017	90.580	4.530	156.259	18.199	174.458
12-2020	1.957	5.539	1.547	3.622	90.580	4.530	140.126	16.407	156.533
12-2021	1.777	5.056	1.403	3.299	90.580	4.530	127.113	14.945	142.057
12-2022	1.629	4.653	1.285	3.031	90.580	4.530	116.383	13.729	130.112
12-2023	1.504	4.311	1.185	2.804	90.580	4.530	107.378	12.702	120.080
12-2024	1.398	4.018	1.101	2.610	90.580	4.530	99.709	11.821	111.530
12-2025	1.306	3.763	1.028	2.441	90.580	4.530	93.095	11.058	104.154
12-2026	1.226	3.540	0.964	2.294	90.580	4.530	87.332	10.390	97.722
12-2027	1.155	3.182	0.908	2.085	90.580	4.530	82.262	9.444	91.706
S TOT	40.396	498.468	32.285	413.515	90.580	4.576	2924.377	1892.161	4816.538
AFTER	3.287	5.156	2.876	4.512	90.580	4.530	260.481	20.437	280.918
TOTAL	43.683	503.624	35.161	418.026	90.580	4.575	3184.858	1912.598	5097.456

--END-- MO-YEAR	AD VALOREM TAX --M$--	PRODUCTION TAX --M$--	DIRECT OPER EXPENSE --M$--	INTEREST PAID --M$--	CAPITAL REPAYMENT --M$--	EQUITY INVESTMENT --M$--	FUTURE NET CASHFLOW --M$--	CUMULATIVE CASHFLOW --M$--	CUM. DISC. CASHFLOW --M$--
12-2013	64.083	11.256	479.460	0.000	0.000	0.000	662.209	662.209	631.405
12-2014	48.081	6.877	422.460	0.000	0.000	0.000	414.330	1076.539	990.596
12-2015	39.057	2.474	348.960	0.000	0.000	0.000	296.113	1372.652	1223.928
12-2016	26.643	1.517	217.460	0.000	0.000	0.000	222.588	1595.240	1383.418
12-2017	12.959	0.354	33.360	0.000	0.000	0.000	180.677	1775.916	1501.080
12-2018	11.245	0.308	33.360	0.000	0.000	0.000	152.357	1928.273	1591.279
12-2019	9.944	0.275	33.360	0.000	0.000	0.000	130.881	2059.154	1661.720
12-2020	8.922	0.245	33.360	0.000	0.000	0.000	114.005	2173.159	1717.500
12-2021	8.097	0.223	33.360	0.000	0.000	0.000	100.377	2273.537	1762.147
12-2022	7.416	0.204	33.360	0.000	0.000	0.000	89.131	2362.668	1798.180
12-2023	6.845	0.189	33.360	0.000	0.000	0.000	79.686	2442.354	1827.481
12-2024	6.357	0.175	33.360	0.000	0.000	0.000	71.637	2513.991	1851.421
12-2025	5.937	0.164	33.360	0.000	0.000	0.000	64.693	2578.685	1871.075
12-2026	5.570	0.154	33.360	0.000	0.000	0.000	58.638	2637.323	1887.270
12-2027	5.227	0.143	33.360	0.000	0.000	0.000	52.976	2690.299	1900.571
S TOT	266.384	24.556	1835.300	0.000	0.000	0.000	2690.299	2690.299	1900.571
AFTER	16.015	0.400	151.500	0.000	0.000	0.000	113.003	2803.302	1921.738
TOTAL	282.399	24.956	1986.800	0.000	0.000	0.000	2803.302	2803.302	1921.738

	OIL	GAS
GROSS WELLS	8.0	81.0
GROSS ULT., MB & MMF	48.074	10455.647
GROSS CUM., MB & MMF	4.391	9952.023
GROSS RES., MB & MMF	43.683	503.624
NET RES., MB & MMF	35.161	418.026
NET REVENUE, M$	3184.858	1912.598
INITIAL PRICE, $	90.580	4.618
INITIAL N.I., PCT.	81.626	87.500

LIFE, YRS.	31.17
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.00
DISCOUNTED PAYOUT, YRS.	0.00
UNDISCOUNTED NET/INVEST.	0.00
DISCOUNTED NET/INVEST.	0.00
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	92.451

P.W. %	P.W., M$
5.00	2267.195
10.00	1921.739
15.00	1682.595
20.00	1507.533
25.00	1373.632
30.00	1267.596
40.00	1109.389
60.00	909.887
80.00	786.443
100.00	700.979

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED BEHIND-PIPE RESERVES

DATE : 03/15/2013
TIME : 10:07:21
DBS : 7310MountaineerSt
SETTINGS : LKA0113
SCENARIO : LKA0113

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 12/31/2012

--END-- MO-YEAR	GROSS OIL PRODUCTION ---MBBLS---	GROSS GAS PRODUCTION ---MMCF---	NET OIL PRODUCTION ---MBBLS---	NET GAS PRODUCTION ---MMCF---	NET OIL PRICE ---$/BBL---	NET GAS PRICE ---$/MCF---	NET OIL SALES ---M$---	NET GAS SALES ---M$---	TOTAL NET SALES ---M$---
12-2013	0.000	33.920	0.000	29.680	0.000	4.530	0.000	134.450	134.450
12-2014	0.000	26.536	0.000	23.219	0.000	4.530	0.000	105.182	105.182
12-2015	0.000	18.160	0.000	15.890	0.000	4.530	0.000	71.983	71.983
12-2016	0.000	14.133	0.000	12.367	0.000	4.530	0.000	56.021	56.021
12-2017	0.000	11.709	0.000	10.245	0.000	4.530	0.000	46.411	46.411
12-2018	0.000	10.069	0.000	8.811	0.000	4.530	0.000	39.912	39.912
12-2019	0.000	8.877	0.000	7.768	0.000	4.530	0.000	35.188	35.188
12-2020	0.000	7.967	0.000	6.971	0.000	4.530	0.000	31.581	31.581
12-2021	0.000	7.247	0.000	6.341	0.000	4.530	0.000	28.725	28.725
12-2022	0.000	6.661	0.000	5.828	0.000	4.530	0.000	26.401	26.401
12-2023	0.000	6.173	0.000	5.402	0.000	4.530	0.000	24.469	24.469
12-2024	0.000	5.761	0.000	5.041	0.000	4.530	0.000	22.834	22.834
12-2025	0.000	5.407	0.000	4.731	0.000	4.530	0.000	21.431	21.431
12-2026	0.000	5.099	0.000	4.462	0.000	4.530	0.000	20.211	20.211
12-2027	0.000	4.829	0.000	4.225	0.000	4.530	0.000	19.140	19.140
S TOT	0.000	172.548	0.000	150.980	0.000	4.530	0.000	683.938	683.938
AFTER	0.000	27.452	0.000	24.020	0.000	4.530	0.000	108.812	108.812
TOTAL	0.000	200.000	0.000	175.000	0.000	4.530	0.000	792.750	792.750

--END-- MO-YEAR	AD VALOREM TAX ---M$---	PRODUCTION TAX ---M$---	DIRECT OPER EXPENSE ---M$---	INTEREST PAID ---M$---	CAPITAL REPAYMENT ---M$---	EQUITY INVESTMENT ---M$---	FUTURE NET CASHFLOW ---M$---	CUMULATIVE CASHFLOW ---M$---	CUM. DISC. CASHFLOW ---M$---
12-2013	7.633	0.742	1.600	0.000	0.000	60.000	64.474	64.474	59.861
12-2014	5.972	0.580	2.400	0.000	0.000	0.000	96.230	160.704	143.271
12-2015	4.087	0.397	2.400	0.000	0.000	0.000	65.099	225.803	194.568
12-2016	3.181	0.309	2.400	0.000	0.000	0.000	50.131	275.935	230.480
12-2017	2.635	0.256	2.400	0.000	0.000	0.000	41.120	317.054	257.258
12-2018	2.266	0.220	2.400	0.000	0.000	0.000	35.026	352.080	277.994
12-2019	1.998	0.194	2.400	0.000	0.000	0.000	30.596	382.676	294.461
12-2020	1.793	0.174	2.400	0.000	0.000	0.000	27.213	409.889	307.776
12-2021	1.631	0.159	2.400	0.000	0.000	0.000	24.535	434.425	318.689
12-2022	1.499	0.146	2.400	0.000	0.000	0.000	22.357	456.781	327.729
12-2023	1.389	0.135	2.400	0.000	0.000	0.000	20.545	477.326	335.282
12-2024	1.296	0.126	2.400	0.000	0.000	0.000	19.012	496.338	341.635
12-2025	1.217	0.118	2.400	0.000	0.000	0.000	17.696	514.033	347.011
12-2026	1.147	0.112	2.400	0.000	0.000	0.000	16.552	530.585	351.583
12-2027	1.087	0.106	2.400	0.000	0.000	0.000	15.548	546.133	355.486
S TOT	38.831	3.774	33.200	0.000	0.000	60.000	546.133	546.133	355.486
AFTER	6.170	0.601	18.400	0.000	0.000	0.000	85.634	631.767	370.866
TOTAL	45.008	4.375	51.600	0.000	0.000	60.000	631.767	631.767	370.866

	OIL	GAS
GROSS WELLS	1.0	0.0
GROSS ULT., MB & MMF	0.000	200.000
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	0.000	200.000
NET RES., MB & MMF	0.000	175.000
NET REVENUE, M$	0.000	792.750
INITIAL PRICE, $	0.000	4.530
INITIAL N.I., PCT.	0.000	87.500

LIFE, YRS.	21.83
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.48
DISCOUNTED PAYOUT, YRS.	0.50
UNDISCOUNTED NET/INVEST.	11.53
DISCOUNTED NET/INVEST.	7.31
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	467.038
10.00	370.866
15.00	309.076
20.00	266.217
25.00	234.672
30.00	210.378
40.00	175.130
60.00	132.225
80.00	106.549
100.00	89.229

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
OHIO AND WEST VIRGINIA PROPERTIES
PROVED UNDEVELOPED RESERVES

DATE : 03/15/2013
TIME : 10:07:22
DBS : 7310MountaineerSt
SETTINGS : LKA0113
SCENARIO : LKA0113

R E S E R V E S   A N D   E C O N O M I C S

AS OF DATE: 12/31/2012

—END— MO-YEAR	GROSS OIL PRODUCTION —MBBLS—	GROSS GAS PRODUCTION —MMCF—	NET OIL PRODUCTION —MBBLS—	NET GAS PRODUCTION —MMCF—	NET OIL PRICE —$/BBL—	NET GAS PRICE —$/MCF—	NET OIL SALES —M$—	NET GAS SALES —M$—	TOTAL NET SALES —M$—
12-2013	1.607	107.508	1.406	94.069	90.580	4.904	127.359	461.345	588.705
12-2014	18.023	284.224	15.770	248.696	90.580	4.866	1428.435	1210.209	2638.645
12-2015	13.568	366.530	11.872	320.714	90.580	4.881	1075.380	1565.489	2640.868
12-2016	8.905	409.555	7.792	358.361	90.580	4.893	705.755	1753.454	2459.209
12-2017	6.582	683.804	5.759	598.328	90.580	4.902	521.662	2933.189	3454.852
12-2018	5.195	385.220	4.546	337.068	90.580	4.899	411.778	1651.288	2063.066
12-2019	4.277	205.896	3.742	180.159	90.580	4.893	338.979	881.454	1220.433
12-2020	3.625	80.220	3.172	70.193	90.580	4.871	287.325	341.943	629.268
12-2021	3.140	7.174	2.747	6.278	90.580	4.530	248.847	28.437	277.284
12-2022	2.765	6.429	2.419	5.625	90.580	4.530	219.119	25.483	244.602
12-2023	2.467	5.830	2.158	5.102	90.580	4.530	195.491	23.111	218.602
12-2024	2.224	5.339	1.946	4.672	90.580	4.530	176.281	21.162	197.443
12-2025	2.023	4.928	1.770	4.312	90.580	4.530	160.368	19.532	179.900
12-2026	1.854	4.579	1.623	4.006	90.580	4.530	146.981	18.148	165.129
12-2027	1.619	4.187	1.417	3.664	90.580	4.530	128.344	16.596	144.940
S TOT	77.874	2561.424	68.140	2241.245	90.580	4.886	6172.104	10950.840	17122.947
AFTER	0.379	16.830	0.331	14.726	90.580	4.530	30.020	66.709	96.729
TOTAL	78.253	2578.253	68.471	2255.971	90.580	4.884	6202.124	11017.549	17219.678

—END— MO-YEAR	AD VALOREM TAX —M$—	PRODUCTION TAX —M$—	DIRECT OPER EXPENSE —M$—	INTEREST PAID —M$—	CAPITAL REPAYMENT —M$—	EQUITY INVESTMENT —M$—	FUTURE NET CASHFLOW —M$—	CUMULATIVE CASHFLOW —M$—	CUM. DISC. CASHFLOW —M$—
12-2013	0.000	0.176	4.000	0.000	0.000	492.000	92.529	92.529	85.623
12-2014	25.069	1.971	42.400	0.000	0.000	1462.000	1107.204	1199.735	1017.262
12-2015	17.713	1.484	57.900	0.000	0.000	342.000	2221.771	3421.505	2765.837
12-2016	11.633	0.974	60.900	0.000	0.000	1026.000	1359.702	4781.207	3756.984
12-2017	8.595	0.720	66.150	0.000	0.000	0.000	3379.387	8160.594	5958.611
12-2018	6.781	0.568	63.150	0.000	0.000	0.000	1992.567	10153.161	7139.058
12-2019	5.579	0.468	60.150	0.000	0.000	0.000	1154.236	11307.397	7760.597
12-2020	4.727	0.397	55.650	0.000	0.000	0.000	568.495	11875.892	8041.375
12-2021	4.092	0.343	50.400	0.000	0.000	0.000	222.449	12098.341	8140.320
12-2022	3.602	0.302	50.400	0.000	0.000	0.000	190.297	12288.638	8217.269
12-2023	3.213	0.270	50.400	0.000	0.000	0.000	164.719	12453.357	8277.820
12-2024	2.897	0.243	50.400	0.000	0.000	0.000	143.903	12597.260	8325.910
12-2025	2.635	0.221	50.400	0.000	0.000	0.000	126.644	12723.904	8364.385
12-2026	2.414	0.203	50.400	0.000	0.000	0.000	112.112	12836.016	8395.349
12-2027	2.227	0.177	47.900	0.000	0.000	0.000	94.636	12930.652	8419.149
S TOT	101.176	8.517	760.600	0.000	0.000	3322.000	12930.652	12930.652	8419.148
AFTER	0.443	0.041	30.900	0.000	0.000	0.000	65.345	12995.998	8431.695
TOTAL	101.619	8.559	791.500	0.000	0.000	3322.000	12995.997	12995.998	8431.695

	OIL	GAS
GROSS WELLS	8.0	7.0
GROSS ULT., MB & MMF	78.253	2578.253
GROSS CUM., MB & MMF	0.000	0.000
GROSS RES., MB & MMF	78.253	2578.253
NET RES., MB & MMF	68.471	2255.971
NET REVENUE, M$	6202.124	11017.551
INITIAL PRICE, $	90.580	4.893
INITIAL N.I., PCT.	87.500	87.500

LIFE, YRS.	23.00
DISCOUNT %	10.00
UNDISCOUNTED PAYOUT, YRS.	0.84
DISCOUNTED PAYOUT, YRS.	0.85
UNDISCOUNTED NET/INVEST.	4.91
DISCOUNTED NET/INVEST.	4.06
RATE-OF-RETURN, PCT.	100.00
INITIAL W.I., PCT.	100.000

P.W. %	P.W., M$
5.00	10348.501
10.00	8431.695
15.00	6998.169
20.00	5897.987
25.00	5035.544
30.00	4347.335
40.00	3331.971
60.00	2131.564
80.00	1478.749
100.00	1085.753

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
MAXIMUM TO MINIMUM LEASE SUMMARY

(SORTED BY RESERVE CATEGORY, DFNR)

ARIES I.D.	LEASE	RSV CAT	STATE	COUNTY	API CODE	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
PROVED DEVELOPED PRODUCING RESERVES													
222	ROGER GALL #274	1PDP	OH	MEIGS		10.526	10.526	8.212	9.212	1.000000	0.875000	724.072	502.651
11	JIM ROUSH 178	1PDP	OH	MEIGS		8.284	15.145	5.499	13.252	1.000000	0.875000	425.902	294.356
1	MYERS # 401 BEREA WELL	1PDP	OH	MEIGS		7.952	58.818	3.697	28.821	0.560000	0.490000	404.456	263.738
8	JIM BERNARD 167	1PDP	OH	MEIGS		5.648	17.808	4.942	15.582	1.000000	0.875000	373.851	251.857
2	GUAL # 402 BEREA	1PDP	OH	MEIGS		7.391	10.348	6.467	9.054	1.000000	0.875000	403.222	244.131
221	KARL RUSSELL #273	1PDP	OH	MEIGS		5.809	0.000	5.083	0.000	1.000000	0.875000	332.628	240.317
172	MEIGS CO., OHIO - COMPOSITE	1PDP	OH	MEIGS		0.000	333.877	0.000	292.143	1.000000	0.875000	116.068	98.300
170	JACKSON CO., WV - COMPOSITE	1PDP	WV	JACKSON		0.000	56.958	0.000	49.838	1.000000	0.875000	26.888	25.414
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS		0.069	0.142	0.061	0.125	1.000000	0.875000	1.216	1.173
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000
171	CALHOUN CO., WV - COMPOSITE	1PDP	WV	CALHOUN		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS		0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000
168	ATHENS CO., OHIO - COMPOSITE	1PDP	OH	ATHENS		0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000
	TOTAL PROVED DEVELOPED PRODUCING RESERVES					43.683	503.624	36.161	418.026			2,803.301	1,921.739
PROVED DEVELOPED BEHIND-PIPE RESERVES													
9	MARY SHEETS 168	3PBP	OH	MEIGS		0.000	100.000	0.000	87.500	1.000000	0.875000	341.683	196.737
10	JON GREUSSER 169	3PBP	OH	MEIGS		0.000	100.000	0.000	87.500	1.000000	0.875000	290.083	174.129
	TOTAL PROVED DEVELOPED BEHIND-PIPE RESERVES					0.000	200.000	0.000	175.000			631.767	370.866
PROVED UNDEVELOPED RESERVES													
216	ORISKANY PUD 1	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	1,120.595
217	ORISKANY PUD 2	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	1,018.723
218	ORISKANY PUD 3	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	926.112
219	ORISKANY PUD 4	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	841.920
224	ORISKANY PUD 5	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	764.464

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
MAXIMUM TO MINIMUM LEASE SUMMARY

(SORTED BY RESERVE CATEGORY, DFNR)

ARIES I.D.	LEASE	RSV CAT	STATE	COUNTY	API CODE	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
225	ORISKANY PUD 6	5PUD	WV	JACKSON		0.000	400.000	0.000	350.000	1.000000	0.875000	1,265.250	794.464
223	CALAWAY # 2 (PUD 2)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	725.176	482.447
5	CALAWAY # 1 (PUD #1)	5PUD	OH	ATHENS		10.708	10.708	9.370	9.370	1.000000	0.875000	665.986	433.043
3	C.C. HENDERSON (PUD #3)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	665.986	407.562
227	PATTY & MARK F. VARNEY (PUD #6)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	665.986	402.488
4	CLEATUS & IDA FARREL (PUD #4)	5PUD	OH	MEIGS		10.708	10.708	9.370	9.370	1.000000	0.875000	605.176	371.963
13	ROBERT DOVEWHITE (PUD #5)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	450.604	271.139
228	ESTER FAULKNER (PUD#7)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	450.604	268.444
229	JIM BERNARD (PUD#8)	5PUD	OH	MEIGS		8.237	8.237	7.207	7.207	1.000000	0.875000	450.604	267.531
226	KEVIN HARRIS	5PUD	OH	MEIGS		0.000	100.000	0.000	87.500	1.000000	0.875000	154.375	29.680
		TOTAL PROVED UNDEVELOPED RESERVES				75.253	2,578.253	68.471	2,255.972			12,995.897	8,431.695
		TOTAL PROVED RESERVES				121.935	3,261.677	103.632	2,848.998			16,431.095	10,724.299

3/19/2010 9:56:45 AM

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
ALPHABETICAL LEASE SUMMARY

(SORTED BY LEASE, WELL ID, RESERVE CATEGORY)

ARIES I.D.	LEASE	RSV CAT.	STATE	COUNTY	RESERVOIR	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
168	ATHENS CO., OHIO - COMPOSIT	1PDP	OH	ATHENS		0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000
3	C.C. HENDERSON (PUD #3)	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	655.986	407.582
5	CALAWAY # 1 (PUD #1)	5PUD	OH	ATHENS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	655.986	433.043
223	CALAWAY # 2 (PUD 2)	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	725.176	482.447
171	CALHOUN CO., WV - COMPOSIT	1PDP	WV	CALHOUN		0.000	0.000	0.000	0.000	1.000000	0.875000	0.000	0.000
4	CLEATUS & IDA FARREL (PUD #	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	605.176	371.863
228	ESTER FAULKNER (PUD#7)	5PUD	OH	MEIGS	BEREA	8.237	8.237	7.207	7.207	1.000000	0.875000	450.604	269.444
2	GUAL # 402 BEREA	1PDP	OH	MEIGS	BEREA	7.391	10.348	6.467	9.054	1.000000	0.875000	403.222	244.131
170	JACKSON CO., WV - COMPOSIT	1PDP	WV	JACKSON		0.000	56.958	0.000	49.838	1.000000	0.875000	25.888	25.414
6	JAY BLACKWOOD 165	1PDP	OH	MEIGS	BEREA	0.069	0.143	0.061	0.125	1.000000	0.875000	1.216	1.173
229	JIM BERNARD (PUD#8)	5PUD	OH	MEIGS	BEREA	8.237	8.237	7.207	7.207	1.000000	0.875000	450.604	267.531
8	JIM BERNARD 167	1PDP	OH	MEIGS	BEREA	5.648	17.808	4.942	15.582	1.000000	0.875000	373.851	251.657
11	JIM ROUSH 178	1PDP	OH	MEIGS	BEREA	6.284	15.145	5.499	13.252	1.000000	0.875000	426.908	294.356
10	JON GREUSSER 169	3PBP	OH	MEIGS	BEREA	0.000	100.000	0.000	87.500	1.000000	0.875000	290.083	174.129
221	KARL RUSSELL #673	1PDP	OH	MEIGS	BEREA	5.809	0.000	5.083	0.000	1.000000	0.875000	330.822	240.217
226	KEVIN HARRIS	5PUD	OH	MEIGS	OHIO SHALE	0.000	100.000	0.000	87.500	1.000000	0.875000	154.375	29.880
7	LLOYD BLACKWOOD 166	1PDP	OH	MEIGS	BEREA	0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000
9	MARY SHEETS 168	3PBP	OH	MEIGS	BEREA	0.000	100.000	0.000	87.500	1.000000	0.875000	341.683	198.737
172	MEIGS CO., OHIO - COMPOSITE	1PDP	OH	MEIGS		0.000	333.877	0.000	292.143	1.000000	0.875000	110.066	98.300
1	MYERS # 401 BEREA WELL	1PDP	OH	MEIGS	BEREA	7.952	58.818	3.897	28.821	0.560000	0.490000	404.458	283.738
216	ORISKANY PUD 1	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	1,120.595
217	ORISKANY PUD 2	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	1,018.723
218	ORISKANY PUD 3	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	926.112
219	ORISKANY PUD 4	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	841.920
224	ORISKANY PUD 5	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	794.484
225	ORISKANY PUD 6	5PUD	WV	JACKSON	ORISKANY	0.000	400.000	0.000	350.000	1.000000	0.875000	1,365.250	794.484
227	PATTY & MARK F. VARNEY (PUD	5PUD	OH	MEIGS	BEREA	10.708	10.708	9.370	9.370	1.000000	0.875000	655.986	402.488
169	ROANE CO., WV - COMPOSITE	1PDP	WV	ROANE		0.000	0.000	0.000	0.000	0.000000	0.000000	0.000	0.000

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.

LEE KEELING AND ASSOCIATES, INC.

ESTIMATED RESERVES AND FUTURE NET REVENUE
MOUNTAINEER STATE ENERGY, INC.
ALPHABETICAL LEASE SUMMARY

(SORTED BY LEASE, WELL ID, RESERVE CATEGORY)

ARIES I.D.	LEASE	RSV CAT.	STATE	COUNTY	RESERVOIR	GROSS OIL MBO	GROSS GAS MMCF	NET OIL MBO	NET GAS MMCF	WORKING INTEREST	REVENUE INTEREST	CASHFLOW (M$)	DFNR DISC 10% (M$)
13	ROBERT DOVEWHITE (PUD #5)	5PUD	OH	MEIGS	BEREA	8.237	8.237	7.207	7.207	1.000000	0.875000	450.504	271.129
222	ROGER GAUL #274	1PDP	OH	MEIGS	BEREA	10.528	10.528	9.212	9.212	1.000000	0.875000	724.072	502.651
					TOTAL	121.935	3,281.877	103.830	2,848.968			16,431.065	10,724.299

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC.

MOUNTAINEER STATE ENERGY, INC.

INDEX OF PROPERTIES

PAGE NO.	LEASE	ARIES I.D.	RESERVE CAT.	STATE	COUNTY	RESERVOIR
1	ATHENS CO., OHIO - COMPOSITE	158	1PDP	OH	ATHENS	
16	C.C. HENDERSON (PUD #3)	3	5PUD	OH	MEIGS	BEREA
17	CALAWAY # 1 (PUD #1)	5	5PUD	OH	ATHENS	BEREA
18	CALAWAY # 2 (PUD 2)	223	5PUD	OH	MEIGS	BEREA
2	CALHOUN CO., WV - COMPOSITE	171	1PDP	WV	CALHOUN	
19	CLEATUS & IDA FARREL (PUD #4)	4	5PUD	OH	MEIGS	BEREA
20	ESTER FAULKNER (PUD#7)	228	5PUD	OH	MEIGS	BEREA
3	GUAL # 402 BEREA	2	1PDP	OH	MEIGS	BEREA
4	JACKSON CO., WV - COMPOSITE	170	1PDP	WV	JACKSON	
5	JAY BLACKWOOD 165	6	1PDP	OH	MEIGS	BEREA
21	JIM BERNARD (PUD#8)	229	5PUD	OH	MEIGS	BEREA
6	JIM BERNARD 167	8	1PDP	OH	MEIGS	BEREA
7	JIM ROUSH 178	11	1PDP	OH	MEIGS	BEREA
14	JON GREUSSER 169	10	3PBP	OH	MEIGS	BEREA
8	KARL RUSSELL #273	221	1PDP	OH	MEIGS	BEREA
22	KEVIN HARRIS	226	5PUD	OH	MEIGS	OHIO SHALE
9	LLOYD BLACKWOOD 166	7	1PDP	OH	MEIGS	BEREA
15	MARY SHEETS 168	9	3PBP	OH	MEIGS	BEREA
10	MEIGS CO., OHIO - COMPOSITE	172	1PDP	OH	MEIGS	
11	MYERS # 401 BEREA WELL	1	1PDP	OH	MEIGS	BEREA
23	ORISKANY PUD 1	216	5PUD	WV	JACKSON	ORISKANY
24	ORISKANY PUD 2	217	5PUD	WV	JACKSON	ORISKANY
25	ORISKANY PUD 3	218	5PUD	WV	JACKSON	ORISKANY
26	ORISKANY PUD 4	219	5PUD	WV	JACKSON	ORISKANY
27	ORISKANY PUD 5	224	5PUD	WV	JACKSON	ORISKANY
28	ORISKANY PUD 6	225	5PUD	WV	JACKSON	ORISKANY
29	PATTY & MARK F. VARNEY (PUD #6)	227	5PUD	OH	MEIGS	BEREA

MOUNTAINEER STATE ENERGY, INC.

INDEX OF PROPERTIES

THIS SCHEDULE IS PART OF A REPORT AND SUBJECT TO QUALIFICATIONS OF THE REPORT.
LEE KEELING AND ASSOCIATES, INC